EXHIBIT 4(zz)

         Second Amendment to Guaranty entered into by CRIIMI MAE Inc., in favor of and for the benefit of Signet Bank/Virginia







December 5, 1995



Signet Bank
7799 Leesburg Pike
Falls Church, Virginia  22043

Re:  Second Amendment to Guaranty

Ladies and Gentlemen:

     Reference is made to the Guaranty, dated as of June 30, 1995, as amended by the First Amendment thereto dated September 21, 1995, by CRIIMI MAE Inc. (the "Guarantor") in favor of and for the benefit of Signet Bank, formerly known as Signet Bank/Virginia (the "Bank"), relating to the Credit Agreement dated as of June 30, 1995 between CRIIMI MAE Management, Inc. (the "Borrower") and the Bank. Except as otherwise provided, capitalized terms used herein and not defined shall have the meanings set forth in the Guaranty.

The Guarantor has requested that the Guaranty be amended as set forth herein. The Bank is willing to agree to such request, subject to the terms and conditions contained herein.

Accordingly, upon the acceptance of this Second Amendment by the Bank in the space provided for that purpose below, the parties hereto agree as follows:

I.   Amendments to the Guaranty.

     a. Sections 9(f)(iii) and 9(f)(iv) of the Guaranty are hereby amended to read as follows:

          (i) Debt of the Guarantor in place as of the date of this Agreement as detailed in Schedule II attached hereto and other subsequent Debt of the Guarantor, provided that the aggregate amount of all said Debt shall at no time exceed $1,000,000,000

          (ii) Debt of the Guarantor for the financing of mortgage investments (other than insured mortgage investments) up to a maximum amount of Debt for such purpose of $300,000,000;
II.  Representations, Warranties and Covenants

     a. The Guarantor represents and warrants that, (i) all representations and warranties made in or in connection with the Guaranty and this Second Amendment thereto are true, correct and complete on and as of the date hereof and (ii) no event which would constitute a Default under the Guaranty, as amended hereby, has occurred and is continuing.

III. Conditions of Amendment. The agreement of the Bank set forth in Paragraph 1 of this Second Amendment is subject to the satisfaction of the following conditions precedent:

     a. The Bank shall have received the following, all of which must be satisfactory in form and substance to the Bank, in its discretion:

          (1) this Second Amendment to the Credit Agreement, duly executed by the Guarantor, the Borrower, the Pledgors and the Bank; and

          (2) any additional agreements, opinions, certifications, instruments and other documents relating to this Second Amendment or the Guaranty that the Bank may reasonably deem necessary or desirable.

     b. All representations and warranties made in or in connection with the Guaranty and this Second Amendment, shall be true, correct and complete on and as of the date hereof.

     c.   No Default shall have occurred and be continuing

IV. No Claims or Defenses. The Guarantor acknowledges and agrees that its obligations under the Guaranty are its valid obligations and, as of the date hereof, there are no claims, setoffs or defenses to the payment or performance by the Guarantor of such obligations, and that the Bank may enforce the payment and performance of such obligations as set forth in the Guaranty.

V. Counterpart Execution. This Second Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

VI. GOVERNING LAW. THIS SECOND AMENDMENT TO THE CREDIT AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF VIRGINIA WITHOUT GIVING EFFECT TO THE CHOICE OF LAW RULES THEREOF.
VII. References to Guaranty. Except as herein specifically amended, the Guaranty shall remain in full force and effect in accordance with its terms. Whenever reference is made in any note, document, letter or conversation, such reference shall, without more, be deemed to refer to the Credit Agreement as amended hereby.


                                   CRIIMI MAE INC.


                                   By:  /s/ Jay R. Cohen
                                        ------------------------
                                        Jay R. Cohen
                                        Executive Vice President
                                        & Treasurer


Accepted and agreed to as of
the date first written above:

BANK:

SIGNET BANK


By:  /s/ Barry E. Cooper
     -------------------------------
     Barry E. Cooper, Vice President



BORROWER:

CRIIMI MAE MANAGEMENT, INC.


By:  /s/ Jay R. Cohen
     ------------------------
     Jay R. Cohen
     Executive Vice President
     & Treasurer

PLEDGORS:

CRIIMI, INC.


By:  /s/ Jay R. Cohen
     ------------------------
     Jay R. Cohen
     Executive Vice President
     & Treasurer

CRIIMI MAE SERVICES LIMITED PARTNERSHIP

By:  CRIIMI MAE MANAGEMENT, INC.,
        General Partner

By:  /s/ Jay R. Cohen
     ---------------------------
     Jay R. Cohen
     Executive Vice President
     & Treasurer